FOR IMMEDIATE RELEASE

Company Contact:
Ilia Lekach
Chairman and CEO
E Com Ventures, Inc.
954-335-9160

E COM VENTURES INC. REPORTS SECOND QUARTER FISCAL 2003 RESULTS

MIAMI - September 15, 2003--E Com Ventures, Inc., (NASDAQ: ECMV) announced today the results of its operations for the second quarter of fiscal 2003.

Net sales were $50.7 million, which was $2.7 million or 5.5% higher than $48.1 million for the comparable quarter of the prior year. The change was due primarily to an increase in wholesale sales from $1.6 million to $4.8 million.

Gross profit increased by 2.9% to $20.6 million from $20.0 million over the same period of the prior year. Gross margin was 40.6% of net sales compared to 41.6% for the comparable period of the prior year; the overall reduced margin was attributable to the higher proportion of wholesale sales despite 1.2% improved margin on retail sales.

Loss from operations was $515,000, compared to $146,000 for the same period of the prior year. The added loss was due primarily to a 1% decrease in store sales as a result of the contracted retail environment and a 5% increase in selling, general and administrative expenses due to increased compensation and occupancy costs at stores plus the expenses related to the relocation of our corporate and distribution facility.

Interest expense was $409,000 compared to $540,000 in the prior year. The improvement was due to lower interest rates and lower average amounts borrowed compared to the same period of the prior year.

Net loss for the quarter was $0.9 million compared to a loss of $0.7 million in the second quarter of the prior year.

EBITDA (a) defined as net income (loss) less depreciation, amortization and interest expense was $954,000 compared to $1,310,000 for the second quarter of the prior year.

Ilia Lekach, Chairman and Chief Executive Officer of E Com Ventures, Inc., said, "We invested more than $4 million on renovating and building new stores for the 1st half of the year compared to approximately $500,000 in the prior year's similar period. For the remainder of the current year we expect to build 6 new stores in very favorable locations and continue to renovate stores. In addition, the relocation of our corporate and distribution facility has given us a solid foundation for our expected growth and we intend to undergo a steady increase in stores over the next several years."

                                    - more -


                                                                E COM VENTURES, INC. AND SUBSIDIARIES
                                                           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                                                             (Unaudited)

                                         THIRTEEN WEEKS       THIRTEEN WEEKS       TWENTY-SIX WEEKS     TWENTY-SIX WEEKS
                                              ENDED                ENDED                 ENDED                ENDED
                                         AUGUST 2, 2003       AUGUST 3, 2002        AUGUST 2, 2003       AUGUST 3, 2002
                                        ------------------   ------------------   -------------------   ------------------

Net sales                                $     50,747,969     $     48,089,158     $      87,635,798     $     88,257,840
Cost of goods sold                             30,175,240           28,090,185            50,247,576           50,929,609
                                        ------------------   ------------------   -------------------   ------------------
Gross profit                                   20,572,729           19,998,973            37,388,222           37,328,231
                                        ------------------   ------------------   -------------------   ------------------

Operating expenses:
  Selling, general and administrative          19,618,635           18,689,104            37,457,751           35,923,203
  Depreciation and amortization                 1,469,397            1,455,435             2,924,138            2,947,080
                                        ------------------   ------------------   -------------------   ------------------
    Total operating expenses                   21,088,032           20,144,539            40,381,889           38,870,283
                                        ------------------   ------------------   -------------------   ------------------

Loss from operations                             (515,303)            (145,566)           (2,993,667)          (1,542,052)
                                        ------------------   ------------------   -------------------   ------------------

Interest expense, net                            (408,537)            (540,356)             (860,320)          (1,084,202)
                                        ------------------   ------------------   -------------------   ------------------
Net loss                                 $       (923,840)    $       (685,922)    $      (3,853,987)    $     (2,626,254)
                                        ==================   ==================   ===================   ==================

Net loss per common share:
  Basic                                  $          (0.37)    $          (0.28)    $           (1.56)    $          (1.07)
                                        ==================   ==================   ===================   ==================
  Diluted                                $          (0.37)    $          (0.28)    $           (1.56)    $          (1.07)
                                        ==================   ==================   ===================   ==================

Weighted average number of common
  shares outstanding:
  Basic                                         2,493,562            2,482,780             2,476,307            2,452,094
                                        ==================   ==================   ===================   ==================
  Diluted                                       2,493,562            2,482,780             2,476,307            2,452,094
                                        ==================   ==================   ===================   ==================



                                            THIRTEEN WEEKS ENDED
                                   ------------------------------------------
EBITDA Reconciliation (a):           AUGUST 2, 2003         AUGUST 3, 2002
--------------------------------   ------------------------------------------


Net loss                           $         (923,840)     $        (685,922)
Interest expense                              408,537                540,356
Depreciation and amortization               1,469,397              1,455,435
                                   -------------------     ------------------

EBITDA                             $          954,094      $       1,309,869
                                   ===================     ==================



(a) In order to fully assess our financial operating results, management believes that EBITDA is an appropriate measure of evaluating our operating performance because it is an indicator of the profitability and performance of our core operations and reflects the changes in our operating results. However, these measures should be considered in addition to, not as a substitute, or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles. EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP, or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, the representation herein may not be comparable to other similarly titled measures.

E Com Ventures, Inc., is a holding company that owns and operates Perfumania retail stores, the Internet site, perfumania.com, and a wholesale fragrance business. Perfumania is the largest perfumery chain in the United States.


This press release may include information presented which contains forward-looking information, including statements regarding the renovating and building of new stores and expected growth. These comments constitute forward-looking  statements  (within  the  meaning  of  the  Private  Securities
Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the information discussed in these forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission (the "SEC"). Copies of our SEC filings are available from the SEC or may be obtained upon request from us. We do not undertake any obligation to update the information contained herein, which speaks only as of this date.